Exhibit 99.1

Virage Logic Announces Intent to Acquire ARC International

FREMONT, Calif.--(BUSINESS WIRE)--August 18, 2009--Virage Logic Corporation (NASDAQ:VIRL), the semiconductor industry's trusted IP partner, today announced its intent to acquire publicly held ARC International plc (LSE:ARK), a leading provider of consumer IP to OEM and semiconductor companies globally. The proposed acquisition would expand Virage Logic's ability to serve the global semiconductor market by complementing its existing portfolio of physical IP and standards-based advanced interface IP with ARC’s widely accepted processor IP, a necessary component for complex System-on-Chip (SoC) integrated circuits.

The proposed all-cash transaction values ARC at 16.25 pence per share, or an equity value of approximately £25.2 million ($41.0 million) on a fully-diluted basis. The Directors of ARC have recommended unanimously that ARC’s shareholders accept the offer. Virage Logic expects that the offer document will be mailed to ARC shareholders shortly. The offer period will extend for a minimum of 21 days from the date the offer document has been mailed, and the transaction is expected to close by the end of Virage Logic’s first fiscal quarter of 2010, which ends on December 31, 2009. The offer is subject to certain limited closing conditions, including that at least 90% of the ARC shares have been tendered into the offer.

"The acquisition of ARC would represent another significant milestone in the execution of our vision of establishing Virage Logic as a broad-line supplier of highly differentiated semiconductor IP to our global IDM, foundry and fabless customers. Through both our organic and inorganic growth initiatives, we have significantly expanded our portfolio of standard products,” said Dan McCranie, Virage Logic’s executive chairman. “With approximately $24 million in revenue for the trailing twelve months ended June 30, 2009 and over 150 customers, ARC would contribute meaningful scale to our business. Furthermore, ARC would significantly expand our market opportunity to include microprocessor cores, the largest segment of the semiconductor IP market.”

"In our engagements with well over 300 existing worldwide customers, we have seen the need to provide additional IP building blocks to enable successful and timely development of large SoC products," said Dr. Alex Shubat, president and CEO of Virage Logic. "Our highly differentiated product portfolio comprising memory compilers, logic libraries, non-volatile memory, test and repair solutions, and high speed interfaces have set the standard for superior quality and value added features for a variety of end applications. By bringing ARC’s talented team into our company, we will be complementing our existing technological and operational nucleus to provide even more comprehensive product solutions for our customers."

"ARC has established a leading position in the provision of customizable Solution-to-Silicon IP to consumer and semiconductor companies globally. The company has been rationalized and strengthened under its new leadership, and with its market-leading technology and outstanding worldwide customer base, ARC is well positioned for a successful future,” said Richard Barfield, Chairman of ARC. “As Virage Logic has recognized, the combination of the technology, expertise and customer bases of ARC and Virage Logic will create substantial opportunities for the Enlarged Group and its customers. In addition, the ARC Directors believe that the Offer delivers value and certainty to ARC Shareholders. Consequently, the ARC Directors are able to recommend the Offer unanimously to ARC Shareholders.”

On a non-GAAP basis, which excludes the effects of FAS123R stock compensation expense, restructuring, and amortization of intangible assets and acquisition related charges, Virage Logic expects the proposed acquisition to be accretive between $0.10 and $0.14 earnings per share to fiscal year 2010. Immediately following the closing of the acquisition, Virage Logic expects to have a cash balance of approximately $20 - $23 million.

Cowen and Company, LLC and Arbuthnot Securities Limited are acting as joint financial advisors to Virage Logic. Jefferies International Limited and Woodside Capital Partners are acting as joint financial advisors to ARC.

About ARC International plc

ARC International is a leading provider of customizable Solution to Silicon IP to consumer and semiconductor companies globally. ARC’s award-winning, vertically integrated audio and video solutions enable high quality multimedia content to be captured, shared, and played on a wide range of electronics devices. ARC has over 150 customers which, in aggregate, ship hundreds of millions of ARC-Based™ chips annually in products such as mobile televisions, portable media players, WiFi/WiMAX-enabled computers, flash storage, digital cameras, network appliances, and medical and government systems. ARC International maintains a worldwide sales presence with corporate and research and development offices in San Jose and Lake Tahoe, Calif., and St. Petersburg, Russia.

ARC International is listed on the London Stock Exchange as ARC International plc (LSE:ARK).

About Virage Logic

Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The Company's highly differentiated product portfolio includes embedded SRAMs, embedded NVMs, embedded memory test and repair, logic libraries, memory development software, and interface IP solutions. As the industry's trusted semiconductor IP partner, foundries, IDMs and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit www.viragelogic.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements in this press release about Virage Logic’s expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Offer, and any assumptions underlying such statements, are not historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements also include the following: (1) statements containing projections of revenues, operating expenses, income (or loss), earnings (or loss) per share, capital expenditures, dividends, capital structure, and other financial items; (2) statements regarding when the proposed acquisition will be accretive to earnings per share; (3) statements regarding projected cash, cash equivalents and short term investment balances as of the closing of the proposed acquisition; (4) statements concerning the plans and objectives of Virage Logic’s management for future operations, including plans or objectives relating to its products or services; (5) statements of future economic performance; (6) statements of the assumptions underlying or relating to any statement described in (1), (2), (3), (4) or (5); and (7) statements regarding the timing or completion of the offer. Actual results could differ materially from those predicted by these forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to (i) the outcome of any legal proceedings instituted against Virage Logic and others in connection with the Offer; (ii) the failure of the acquisition of ARC to close for any reason; (iii) the amount of the costs, fees, expenses and charges relating to the offer; (iv) business uncertainty and contractual restrictions prior to the closing of the acquisition of ARC; (v) competition generally and the increasingly competitive nature of our industry; (vi) the effect of war, terrorism or catastrophic events; (vii) stock price, foreign currency exchange and interest rate volatility; (viii) the failure of Virage Logic to successfully integrate ARC’s business and operations with its own and the failure to achieve the cost savings and other synergies Virage Logic expects to result from the acquisition of ARC; and (ix) the risk that, under relevant UK law, Virage Logic may be unable to assert a condition to terminate the Offer even if ARC's business deteriorates significantly or other events occur that cause the acquisition of ARC to be less attractive to Virage Logic.

The foregoing list sets forth some, but not all, of the factors that could affect Virage Logic’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Virage Logic faces and a discussion of its financial statements and footnotes, see documents Virage Logic files with the SEC, including its most recent annual report on Form 10-K and all subsequent periodic reports, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release or to reflect the occurrence of subsequent events.

All trademarks are the property of their respective owners and are protected herein.

CONTACT:
Virage Logic Corporation
Sabina Burns, 510-743-8115
sabina.burns@viragelogic.com